                                                                     EXHIBIT 3.3

                                    DELAWARE

                                 The First State

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "DBA EAST/WEST TEXAS OPERATING CO., L.P.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF AUGUST, A.D. 1999, AT 9 O'CLOCK A.M.



3077213 8100           [Seal of the State of Delaware]

991337650                          /s/ Edward J. Freel
                                   ------------------------------------
                                   Edward J. Freel, Secretary of State

                                   AUTHENTICATION:  9920975

                                   DATE:  08-13-99

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                      DBA EAST/WEST TEXAS OPERATING CO., LP

      The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, Title 6, Chapter 17 of the Code of the State of Delaware, does hereby certify as follows:

                                       I.

      The name of the limited partnership is DBA EAST/WEST TEXAS OPERATING CO., L.P. (the "Partnership").

                                      II.

               Address of Registered Office and Name of Registered
                          Agent for Service of Process

      The registered office of the Partnership in the Sate of Delaware is the Corporation Service Company, 1013 Centre Road, Wilmington, County of New Castle. The name of the registered agent of the Partnership for service of process in the State of Delaware is the Corporation Service Company.

                                      III.

                Name and Business Address of the General Partner

      The name and business address of the general partner of the Partnership are as follows:

           Name                           Business Address
           ----                           ----------------
           dba Texas Partner, LLC         c/o Mark M. Sugino
                                          Reboul, MacMurray, Hewitt, Maynard & Kristol
                                          45 Rockefeller Plaza, 10th Floor
                                          New York, NY  10011

      In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership of dba East/West Texas Operating Co., LP as of the 12th day of August, 1999.

                                      GENERAL PARTNER

                                      DBA TEXAS PARTNER, LLC
                                       a Delaware limited liability company

                                      By: /s/ Mark M. Sugino
                                          -------------------------------------
                                      Name:   Mark M. Sugino
                                      Title:  Authorized Person